Exhibit 99.2

Dropbox, Inc. Announces Upsize and Pricing of $1.306 Billion Convertible Senior Notes Offering

SAN FRANCISCO, Calif., February 24, 2021— Dropbox, Inc. (“Dropbox”) (NASDAQ: DBX) today announced the pricing of $653,000,000 aggregate principal amount of convertible senior notes due 2026 (the “2026 Notes”) and $653,000,000 aggregate principal amount of convertible senior notes due 2028 (the “2028 Notes” and, together with the 2026 Notes, the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). The aggregate principal amount of the offering was increased from the previously announced offering size of $1.135 billion. Dropbox also granted the initial purchasers of the Notes a 13-day option to purchase up to an additional $65,300,000 aggregate principal amount of 2026 Notes and up to an additional $65,300,000 aggregate principal amount of 2028 Notes. The sale of the Notes to the initial purchasers is expected to settle on February 26, 2021, subject to customary closing conditions, and is expected to result in approximately $1,286 million in net proceeds to Dropbox (or approximately $1,414 million if the initial purchasers exercise their option to purchase additional notes in full) after deducting the initial purchasers’ discount and estimated offering expenses payable by Dropbox.

The Notes will be senior, unsecured obligations of Dropbox. The 2026 Notes and the 2028 Notes are each referred to herein as a series of notes. The Notes will not bear interest and the principal of each series of Notes will not accrete. The 2026 Notes will mature on March 1, 2026 and the 2028 Notes will mature on March 1, 2028, in each case unless earlier converted, redeemed or repurchased.

Dropbox intends to use approximately $58.6 million of the net proceeds of the offering of the Notes to pay the cost of the convertible note hedge transactions described below, after such cost is partially offset by the proceeds of the warrant transactions described below, approximately $200 million of the net proceeds from this offering to repurchase shares of Dropbox’s Class A common stock (“Class A common stock”) at yesterday’s closing price of $23.18 per share from institutional investors through one of the initial purchasers or their affiliates, as Dropbox’s agent, concurrently with the pricing of this offering, and to use the remaining proceeds of the offering for general corporate purposes, including repurchases of its Class A common stock.

The 2026 Notes may be converted at an initial conversion rate of 26.1458 shares of Dropbox’s Class A common stock per $1,000 principal amount of such notes (equivalent to an initial conversion price of approximately $38.25 per share of Class A common stock), and the 2028 Notes may be converted at an initial conversion rate of 28.2889 shares of Class A common stock per $1,000 principal amount of such notes (equivalent to an initial conversion price of approximately $35.35 per share of Class A common stock). Prior to the close of business on the business day immediately preceding December 1, 2025, in the case of the 2026 Notes, and prior to the close of business on the business day immediately preceding December 1, 2027, in the case of the 2028 Notes, the Notes will be convertible at the option of the noteholders only upon the satisfaction of specified conditions and during certain periods. On or after December 1, 2025 in the case of the 2026 Notes, and on or after December 1, 2027 in the case of the 2028 Notes, to the close of business on the second scheduled trading day immediately preceding the relevant maturity date, a holder of the relevant series of notes may convert all or any portion of its notes of such series regardless of these conditions. For each series of Notes, upon conversion, Dropbox will pay cash up to the aggregate principal amount of Notes to be converted and pay or deliver, as the case may be, cash, shares of Dropbox’s Class A common stock or a combination of cash and shares of Dropbox’s Class A common stock, at Dropbox’s election, in respect of the remainder. The last reported sale price of the Class A common stock on February 23, 2021 was $23.18 per share.

Dropbox may redeem for cash all or any portion of the Notes, at its option, on or after March 6, 2024, in the case of the 2026 Notes, and on or after March 6, 2025, in the case of the 2028 Notes, if the last reported sale price of Dropbox’s Class A common stock has been at least 130% of the conversion price for the relevant series of Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Dropbox provides notice of redemption at a redemption price equal to 100% of the principal amount of the relevant series of Notes to be redeemed, plus any accrued and unpaid special interest to, but excluding, the redemption date.

In connection with the pricing of the Notes, Dropbox entered into convertible note hedge and warrant transactions with certain of the initial purchasers, their affiliates and other financial institutions (the “option counterparties”). The convertible note hedge transactions are expected generally to reduce the potential dilution to Dropbox’s Class A common stock upon any conversion of the Notes and/or offset any cash payments Dropbox is required to make in excess of the principal amount of converted Notes, as the case may be. The warrant transactions would separately have a dilutive effect to the extent that the market value per share of the Class A common stock exceeds the strike price of any warrants unless, subject to the terms of the warrant transactions, Dropbox elects to cash settle the warrants. The strike price of the warrant transactions will initially be approximately $46.36 per share, which represents a premium of 100% over the last reported sale price of the Class A common stock on February 23, 2021, and is subject to certain adjustments under the terms of the warrant transactions. If the initial purchasers exercise their option to purchase additional notes, Dropbox intends to enter into additional convertible note hedge and additional warrant transactions relating to the additional notes.

In connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the option counterparties or their respective affiliates expect to purchase shares of the Class A common stock and/or enter into various derivative transactions with respect to the Class A common stock concurrently with, or shortly after, the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Class A common stock or the Notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Class A common stock and/or by purchasing or selling shares of the Class A common stock or other securities of Dropbox in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during any observation period related to a conversion of the Notes or in connection with any repurchase of Notes by Dropbox). This activity could also cause or avoid an increase or a decrease in the market price of the Class A common stock or the Notes, which could affect the ability of noteholders to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of such Notes.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The convertible note hedge transactions, warrant transactions, Notes and the shares of Class A common stock issuable upon conversion of the Notes, if any, have not been, and will not be, registered under the Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Act and applicable state laws.

Media Contact:

Tessa Chen

press@dropbox.com

or

Investor Relations Contact:

Rob Bradley

IR@dropbox.com